RIGHTS CERTIFICATE #:	NUMBER OF RIGHTS

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS

DATED [●], 2012 (THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE.

COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM MASLON EDELMAN BORMAN & BRAND, LLP, COUNSEL TO THE COMPANY.

Western Capital Resources, Inc.

Incorporated under the laws of the State of Minnesota

NON-TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Non-Transferable Subscription Rights to Purchase Shares of Common Stock of Western Capital Resources, Inc.

Subscription Price: $[●] per Share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., MINNEAPOLIS TIME,

ON [●], 2012, UNLESS EXTENDED BY THE COMPANY

REGISTERED

OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of non-transferable subscription rights (“Rights”) set forth above. Each whole Right entitles the holder thereof to subscribe for and purchase one share of common stock of Western Capital Resources, Inc., a Minnesota corporation, at a subscription price of $[●] per share (the “Basic Subscription Privilege”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and the “Instructions as to Use of Western Capital Resources, Inc. Subscription Rights Certificates” accompanying this Subscription Rights Certificate. If any shares of common stock available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exercise of their Basic Subscription Privilege (the “Excess Shares”), any holder of Rights that exercises its Basic Subscription Privilege in full may subscribe for a number of Excess Shares pursuant to the terms and conditions of the Rights Offering, subject to proration, as described in the Prospectus (the “Over- Subscription Privilege”). The Rights represented by this Subscription Rights Certificate may be exercised by (1) completing Form 1 and any other appropriate forms on the reverse side hereof and (2) returning this Subscription Rights Certificate together with other applicable subscription documents and full payment of the subscription price for each share of common stock subscribed for all in accordance with the “Instructions as to Use of Western Capital Resources, Inc. Subscription Rights Certificates” accompanying this Subscription Rights Certificate.

This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar:	COUNTERSIGNED AND REGISTERED— CORPORATE STOCK TRANSFER, INC. (Denver, Colorado), Transfer Agent and Registrar.

Witness below the signatures of the duly authorized officers of Western Capital Resources, Inc.

Dated: [●], 2012
AUTHORIZED SIGNATURE

Chief Executive Officer and President	Chief Financial Officer and
and Principal Executive Officer	Principal Financial and Accounting Officer

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

Note: Delivery other than in the manner or to the addresses listed below will not constitute valid delivery:

Corporate Stock Transfer, Inc.

3200 Cherry Creek South Drive, Suite 430

Denver, Colorado 80209

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1-EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for shares pursuant to your Basic Subscription Right, complete lines (a) and (c) below, sign under Form 3 below, and have your signature guaranteed under Form 4. To subscribe for shares pursuant to your Over-Subscription Right, please also complete line (b) below.

(a) EXERCISE OF BASIC SUBSCRIPTION RIGHT:

I apply for _____________ shares x	$[●] per share	= $
(no. of new shares)	(subscription price)		(amount enclosed)

(b) EXERCISE OF OVER-SUBSCRIPTION RIGHT:

If you have exercised your Basic Subscription Rights in full and wish to subscribe for additional shares:

I apply for _____________ shares x	$[●] per share	= $
(no. of new shares)	(subscription price)		(amount enclosed)

(c) TOTAL AMOUNT OF PAYMENT ENCLOSED	= $

IMPORTANT: Check or bank draft payable to “Corporate Stock Transfer, Inc., as Subscription Agent.”

FORM 2-DELIVERY TO DIFFERENT ADDRESS

If you wish for the certificate representing the common stock you purchase pursuant to your Rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below:

FORM 3-SIGNATURE

TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus.

Signature(s):

IMPORTANT: The signature(s) above must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration.

FORM 4-SIGNATURE GUARANTEE

This Form must be completed if you have completed Form 2.

Signature Guaranteed:
(Name of Bank or Firm)

By:
(Signature of Officer)

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FOR INSTRUCTIONS ON THE USE OF SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT MASLON EDELMAN BORMAN & BRAND, LLP, COUNSEL TO THE COMPANY, AT (612) 672-8305 (ATTENTION PAUL D. CHESTOVICH, ESQ.).